Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Declares Distribution for Fourth Quarter 2016; Announces Agreement for Affiliate to Acquire All Publicly Held Common Units

HOUSTON — (January 27, 2017) -

Quarterly Distribution

Midcoast Energy Partners, L.P. (NYSE: MEP) (“MEP") announced today that the board of directors of its general partner declared a quarterly cash distribution of $0.3575 per unit on all of its outstanding common and subordinated units, for the quarter ended December 31, 2016. The approved distribution remains unchanged from the previous quarter. The distribution is payable on February 14, 2017, to unitholders of record at the close of business on February 7, 2017. Upon the payment of the distribution for the quarter ended December 31, 2016, it is anticipated that the subordination period with respect to MEP subordinated units owned by Enbridge Energy Partners, L.P. (“EEP) will end and the subordinated units will convert into common units on a one-for-one basis.

Merger Agreement

MEP also announced that it has entered into a definitive merger agreement with Enbridge Energy Company, Inc. (“EECI”), an indirect subsidiary of Enbridge Inc. (NYSE: ENB), whereby EECI will acquire, for cash, all of the outstanding publicly held common units of MEP at a price of US$8.00 per common unit for an aggregate transaction value of US$170.2 million. The transaction price represents a 5.5 percent premium to the trailing 30-day volume weighted average price of MEP common units as of January 27, 2017.

The transaction is expected to close in the second quarter of 2017. Upon closing, MEP will cease to be a publicly traded partnership. The transaction will be a taxable event to MEP’s unaffiliated unitholders with recognition of gain or loss in the same manner as if they had sold their MEP units for the transaction price. The transaction is the result of the strategic alternatives review process, announced on May 2, 2016.

A committee of independent directors of the board of directors of the general partner of MEP (the “MEP Conflicts Committee”) was formed on December 5, 2016, to review, evaluate, consider and negotiate the terms of the merger agreement. The MEP Conflicts Committee, after consultation with its independent legal and financial advisors, approved the merger agreement and determined that the merger agreement and the transactions contemplated by the merger agreement are fair and reasonable to and in the best interests of MEP and its unaffiliated unitholders. Among other things, the MEP Conflicts Committee took into consideration MEP’s projected financial performance and the implications on MEP’s financial position, existing credit agreement covenants and distribution coverage, and any potential actions to address such matters, as reflected in the projected financial and operating data reviewed by the MEP Conflicts Committee. The board of directors of the general partner of MEP, acting based in part upon the recommendation of the MEP Conflicts Committee, unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated by the merger agreement are fair and reasonable to and in the best interests of MEP and the limited partners. The closing of the transaction is subject to certain closing conditions, including the approval of the holders of a majority of the outstanding common units of MEP.

1

Upon the conversion of the subordinated units owned by EEP described above, EEP will own approximately 52 percent of MEP’s then outstanding common units. In connection with the execution of the merger agreement, MEP has entered into a support agreement with EECI and EEP whereby EEP has agreed, in its capacity as a holder of MEP units, to vote its units in favor of the merger agreement and the transactions contemplated by the merger agreement.

Advisors

Evercore acted as financial advisor and Bracewell LLP acted as legal counsel to the MEP Conflicts Committee. Citigroup acted as financial advisor and Latham & Watkins LLP acted as legal counsel to EECI on this transaction. Simmons & Company acted as financial advisor and Vinson & Elkins LLP acted as legal counsel to the EEP Special Committee on this transaction.

About Midcoast Energy Partners, L.P.

MEP is a limited partnership formed by EEP to serve as EEP's primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. MEP’s assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through MEP’s ownership of Midcoast Operating's general partner, MEP controls, manages and operates these systems.

EEP owns 100 percent of Midcoast Holdings, L.L.C., the general partner of MEP, and holds an approximate 52 percent limited partner interest in MEP. EEP owns and operates a diversified portfolio of crude oil and, through MEP, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation.

Forward-Looking Statements

This release may include "forward-looking statements" within the meaning of federal securities laws. All statements, other than historical facts included in this release, are forward-looking statements. The forward-looking statements contained herein include statements related to the transaction contemplated by the merger agreement among MEP and EECI described above. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond MEP’s control, including the risk that the proposed transaction is not consummated at all. All forward-looking statements speak only as of the date of this release. Although MEP believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

MEP’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond MEP’s control. These factors include, but are not limited to, changes to business plans as circumstances warrant. For a full discussion of these risks and uncertainties and other factors, please refer to MEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”), as updated and supplemented by subsequent filings with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. MEP expressly disclaims any obligation to update, amend or clarify any forward looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

2

MEP will file with the SEC a Current Report on Form 8-K, which will contain, among other things, a copy of the merger agreement and the support agreement. In connection with the proposed merger, MEP will prepare an information statement to be filed with the SEC that will provide additional important information concerning the proposed merger. When completed, a definitive information statement will be mailed to the unitholders of MEP. MEP UNITHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MEP’s INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. MEP unitholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. MEP unitholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the proposed merger (when available) at www.midcoastpartners.com or by contacting the phone number, email or address listed below.

Tax notification

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Midcoast Energy Partners, L.P.'s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Midcoast Energy Partners, L.P.'s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Midcoast Energy Partners, L.P., are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Michael Barnes

Investment Community	Media

Toll-free: (855) MEP-7222 or (855) 637-7222	Toll-free: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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